NEWS RELEASE
January 26, 2023

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. ANNOUNCES
RESULTS FOR THE QUARTER AND YEAR ENDED DECEMBER 31, 2022

4th Quarter 2022 Highlights:
•Net income was $79.7 million for the current quarter, an increase of $339 thousand, or 43 basis points, from the prior quarter net income of $79.3 million. Net income for the current quarter increased $29.0 million, or 57 percent, over the prior year fourth quarter net income of $50.7 million.
•The loan portfolio, excluding the Paycheck Protection Program (“PPP”) loans, grew $397 million, or 11 percent annualized, in the current quarter.
•The loan yield for the current quarter of 4.83 percent, increased 16 basis points, compared to 4.67 percent in the prior quarter and increased 13 basis points from the prior year fourth quarter loan yield of 4.70 percent.
•Interest income of $225 million in the current quarter increased $10.7 million, or 5 percent, over the prior quarter interest income of $214 million. Interest income in the current quarter increased $32.3 million, or 17 percent, over the prior year fourth quarter.
•Non-interest expense of $129.0 million, decreased $1.1 million, or 1 percent, over prior quarter, and decreased $5.1 million, or 4 percent over the prior year fourth quarter.
•Non-performing assets as a percentage of subsidiary assets was 0.12 percent in the current quarter compared to 0.13 percent in the prior quarter and 0.26 percent in the prior year fourth quarter.
•The Company declared a quarterly dividend of $0.33 per share. The Company has declared 151 consecutive quarterly dividends and has increased the dividend 49 times.

Year 2022 Highlights:
•Record net income of $303 million for 2022 increased $18.4 million, or 6 percent, compared to the prior year net income.
•The loan portfolio, excluding the PPP loans, grew $1.974 billion, or 15 percent annualized, in 2022.
•Interest income of $830 million in the current year increased $149 million, or 22 percent, over the prior year interest income of $681 million.

•Declared regular total dividends in 2022 of $1.32 per share, an increase of $0.05 per share, or 4 percent, over the prior year regular dividends of $1.27.

Financial Summary

	At or for the Three Months ended					At or for the Year ended
(Dollars in thousands, except per share and market data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Operating results
Net income	$79,677	79,338	76,392	67,795	50,709	303,202	284,757
Basic earnings per share	$0.72	0.72	0.69	0.61	0.46	2.74	2.87
Diluted earnings per share	$0.72	0.72	0.69	0.61	0.46	2.74	2.86
Dividends declared per share[1]	$0.33	0.33	0.33	0.33	0.42	1.32	1.37
Market value per share
Closing	$49.42	49.13	47.42	50.28	56.70	49.42	56.70
High	$59.70	56.10	51.40	60.69	60.54	60.69	67.35
Low	$48.64	46.08	44.43	49.61	52.62	44.43	44.55
Selected ratios and other data
Number of common stock shares outstanding	110,777,780	110,766,954	110,766,287	110,763,316	110,687,533	110,777,780	110,687,533
Average outstanding shares - basic	110,773,084	110,766,502	110,765,379	110,724,655	110,687,365	110,757,473	99,313,255
Average outstanding shares - diluted	110,872,127	110,833,594	110,794,982	110,800,001	110,789,632	110,827,933	99,398,250
Return on average assets (annualized)	1.19%	1.18%	1.16%	1.06%	0.78%	1.15%	1.33%
Return on average equity (annualized)	11.35%	10.94%	10.55%	8.97%	6.28%	10.43%	11.08%
Efficiency ratio	53.18%	52.76%	55.74%	57.11%	57.68%	54.64%	51.35%
Dividend payout[2]	45.83%	45.83%	47.83%	54.10%	91.30%	48.18%	47.74%
Loan to deposit ratio	74.05%	67.98%	66.26%	63.52%	63.24%	74.05%	63.24%
Number of full time equivalent employees	3,390	3,396	3,439	3,439	3,436	3,390	3,436
Number of locations	221	222	224	223	224	221	224
Number of ATMs	265	272	274	273	273	265	273
______________________
1 Includes a special dividend declared of $0.10 per share for the three and twelve months ended December 31, 2021.
2 Excluding the special dividend, the dividend payout ratio was 69.57 percent for the three months ended December 31, 2021 and 44.25 percent for the twelve months ended December 31, 2021.

KALISPELL, Mont., Jan 26, 2023 (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (NYSE: GBCI) reported net income of $79.7 million for the current quarter, an increase of $29.0 million, or 57 percent, from the $50.7 million of net income for the prior year fourth quarter. Diluted earnings per share for the current quarter was $0.72 per share, an increase of 57 percent from the prior year fourth quarter diluted earnings per share of $0.46. The $29.0 million net income increase over the prior year fourth quarter was driven by a $24.2 million increase in interest income on loans and a $21.8 million decrease in credit loss expense driven by the prior year credit loss expense from the acquisition of Altabancorp and its Altabank subsidiary (“Alta”) on October 1, 2021. Included in the current quarter non-interest expense was a $2.5 million gain on the sale of former branch buildings. “We were pleased to see healthy loan growth, continued strong credit, increasing loan yields and well managed expenses,” said Randy Chesler, President and Chief Executive Officer. “The Glacier team had many important accomplishments in 2022 and is ready and well positioned for 2023.”

Net income for 2022 was $303 million, an increase of $18.4 million, or 6 percent, from the $285 million net income for the prior year. Diluted earnings per share for 2022 was $2.74 per share, a decrease of 4 percent from the prior year earnings per share of $2.86. The $18.4 million increase in net income over the prior year was driven by a $125.9 million increase in net interest income from both organic loan growth and the acquisition of Alta which more than offset the $43.0 million decrease in gain on sale of loans, a $40.0 million decrease in PPP related income, and an $84.0 million increase in non-interest expense from the acquisition of Alta and increased operating expenses.

Asset Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022	Dec 31, 2021
Cash and cash equivalents	$401,995	425,212	437,686	(23,217)	(35,691)
Debt securities, available-for-sale	5,307,307	5,755,076	9,170,849	(447,769)	(3,863,542)
Debt securities, held-to-maturity	3,715,052	3,756,634	1,199,164	(41,582)	2,515,888
Total debt securities	9,022,359	9,511,710	10,370,013	(489,351)	(1,347,654)
Loans receivable
Residential real estate	1,446,008	1,368,368	1,051,883	77,640	394,125
Commercial real estate	9,797,047	9,582,989	8,630,831	214,058	1,166,216
Other commercial	2,799,668	2,729,717	2,664,190	69,951	135,478
Home equity	822,232	793,556	736,288	28,676	85,944
Other consumer	381,857	376,603	348,839	5,254	33,018
Loans receivable	15,246,812	14,851,233	13,432,031	395,579	1,814,781
Allowance for credit losses	(182,283)	(178,191)	(172,665)	(4,092)	(9,618)
Loans receivable, net	15,064,529	14,673,042	13,259,366	391,487	1,805,163
Other assets	2,146,492	2,122,990	1,873,580	23,502	272,912
Total assets	$26,635,375	26,732,954	25,940,645	(97,579)	694,730

Total debt securities of $9.022 billion at December 31, 2022 decreased $489 million, or 5 percent, during the current quarter and decreased $1.348 billion, or 13 percent, from the prior year end. The Company continues to selectively sell debt securities to fund organic loan growth and the reduction in deposits. Debt securities represented 34 percent of total assets at December 31, 2022 compared to 40 percent at December 31, 2021.

Excluding the PPP loans, during the current quarter the loan portfolio increased $397 million, or 11 percent annualized, with the largest dollar increase in commercial real estate which increased $214 million, or 9 percent annualized. Excluding the PPP loans, the loan portfolio increased $1.974 billion, or 15 percent, from the prior year fourth quarter with the largest dollar increase in commercial real estate loans which increased $1.166 billion, or 14 percent.

Credit Quality Summary

	At or for the Year ended	At or for the Nine Months ended	At or for the Year ended
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Allowance for credit losses
Balance at beginning of period	$172,665	172,665	158,243
Acquisitions	—	—	371
Provision for credit losses	17,433	11,373	16,380
Charge-offs	(14,970)	(10,905)	(11,594)
Recoveries	7,155	5,058	9,265
Balance at end of period	$182,283	178,191	172,665
Provision for credit losses
Loan portfolio	$17,433	11,373	16,380
Unfunded loan commitments	2,530	2,466	6,696
Total provision for credit losses	$19,963	13,839	23,076
Other real estate owned	$—	—	—
Other foreclosed assets	32	42	18
Accruing loans 90 days or more past due	1,559	2,524	17,141
Non-accrual loans	31,151	32,493	50,532
Total non-performing assets	$32,742	35,059	67,691
Non-performing assets as a percentage of subsidiary assets	0.12%	0.13%	0.26%
Allowance for credit losses as a percentage of non-performing loans	557%	508%	255%
Allowance for credit losses as a percentage of total loans	1.20%	1.20%	1.29%
Net charge-offs as a percentage of total loans	0.05%	0.04%	0.02%
Accruing loans 30-89 days past due	$20,967	10,922	50,566
Accruing troubled debt restructurings	$35,220	37,608	34,591
Non-accrual troubled debt restructurings	$2,355	2,355	2,627
U.S. government guarantees included in non-performing assets	$2,312	4,930	4,028

Non-performing assets of $32.7 million at December 31, 2022 decreased $2.3 million, or 7 percent, over the prior quarter and decreased $34.9 million, or 52 percent, over prior year fourth quarter. Non-performing assets as a percentage of subsidiary assets at December 31, 2022 was 0.12 percent compared to 0.13 percent in the prior quarter and 0.26 percent in the prior year fourth quarter.

Early stage delinquencies (accruing loans 30-89 days past due) of $21.0 million at December 31, 2022 increased $10.0 million from the prior quarter and decreased $29.6 million from the prior year fourth quarter. Early stage delinquencies as a percentage of loans at December 31, 2022 was 14 basis points, which compared to 7 basis points in the prior quarter and 38 basis points from prior year fourth quarter.

The current quarter credit loss expense of $6.1 million included $6.1 million of credit loss expense from loans and $65 thousand of credit loss expense from unfunded loan commitments. The allowance for credit losses on loans (“ACL”) as a percentage of total loans outstanding at December 31, 2022 was 1.20 percent which was the same compared to the prior quarter and a 9 basis points decrease from the prior year end.

Credit Quality Trends and Provision for Credit Losses on the Loan Portfolio

(Dollars in thousands)	Provision for Credit Losses Loans	Net Charge-Offs (Recoveries)	ACL as a Percent of Loans	Accruing Loans 30-89 Days Past Due as a Percent of Loans	Non-Performing Assets to Total Subsidiary Assets
Fourth quarter 2022	$6,060	$1,968	1.20%	0.14%	0.12%
Third quarter 2022	8,382	3,154	1.20%	0.07%	0.13%
Second quarter 2022	(1,353)	1,843	1.20%	0.12%	0.16%
First quarter 2022	4,344	850	1.28%	0.12%	0.24%
Fourth quarter 2021	19,301	616	1.29%	0.38%	0.26%
Third quarter 2021	2,313	152	1.36%	0.23%	0.24%
Second quarter 2021	(5,723)	(725)	1.35%	0.11%	0.26%
First quarter 2021	489	2,286	1.39%	0.40%	0.19%

Net charge-offs for the current quarter of $2.0 million compared to $3.2 million for the prior quarter and $616 thousand from the same quarter last year. Net charge-offs of $2.0 million included $2.1 million in deposit overdraft net charge-offs and $91 thousand of net loan recoveries.

The current quarter provision for credit loss expense for loans was $6.1 million which was a decrease of $2.3 million from the prior quarter. The prior year fourth quarter credit loss expense of $19.3 million on the loan portfolio included $18.1 million of provision for credit loss from the acquisition of Alta to fully fund an allowance for credit losses post-acquisition. Excluding the impact from the acquisition of Alta, the current quarter provision for credit loss expense for loans increased $4.8 million from the prior year fourth quarter. Loan portfolio growth, composition, average loan size, credit quality considerations, economic forecasts and other environmental factors will continue to determine the level of the provision for credit losses for loans.

Supplemental information regarding credit quality and identification of the Company’s loan portfolio based on regulatory classification is provided in the exhibits at the end of this press release. The regulatory classification of loans is based primarily on collateral type while the Company’s loan segments presented herein are based on the purpose of the loan.

Liability Summary

				$ Change from
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022	Dec 31, 2021
Deposits
Non-interest bearing deposits	$7,690,751	8,294,363	7,779,288	(603,612)	(88,537)
NOW and DDA accounts	5,330,614	5,462,707	5,301,832	(132,093)	28,782
Savings accounts	3,200,321	3,305,333	3,180,046	(105,012)	20,275
Money market deposit accounts	3,472,281	3,905,676	4,014,128	(433,395)	(541,847)
Certificate accounts	880,589	907,560	1,036,077	(26,971)	(155,488)
Core deposits, total	20,574,556	21,875,639	21,311,371	(1,301,083)	(736,815)
Wholesale deposits	31,999	4,003	25,878	27,996	6,121
Deposits, total	20,606,555	21,879,642	21,337,249	(1,273,087)	(730,694)
Repurchase agreements	945,916	887,483	1,020,794	58,433	(74,878)
Federal Home Loan Bank advances	1,800,000	705,000	—	1,095,000	1,800,000
Other borrowed funds	77,293	77,671	44,094	(378)	33,199
Subordinated debentures	132,782	132,742	132,620	40	162
Other liabilities	229,524	278,059	228,266	(48,535)	1,258
Total liabilities	$23,792,070	23,960,597	22,763,023	(168,527)	1,029,047

Core deposits of $20.575 billion decreased $1.301 billion, or 6 percent, during the current quarter and decreased $737 million, or 3 percent, from the prior year end. Non-interest bearing deposits were 37 percent of total core deposits at December 31, 2022 and December 31, 2021.

Federal Home Loan Bank (“FHLB”) advances increased $1.095 billion during the current quarter and $1.800 billion during 2022 to support liquidity needs from organic loan growth and the decrease in deposits.

Stockholders’ Equity Summary

				$ Change from
(Dollars in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022	Dec 31, 2021
Common equity	$3,312,097	3,267,505	3,150,263	44,592	161,834
Accumulated other comprehensive (loss) income	(468,792)	(495,148)	27,359	26,356	(496,151)
Total stockholders’ equity	2,843,305	2,772,357	3,177,622	70,948	(334,317)
Goodwill and core deposit intangible, net	(1,026,994)	(1,029,658)	(1,037,652)	2,664	10,658
Tangible stockholders’ equity	$1,816,311	1,742,699	2,139,970	73,612	(323,659)

Stockholders’ equity to total assets	10.67%	10.37%	12.25%
Tangible stockholders’ equity to total tangible assets	7.09%	6.78%	8.59%
Book value per common share	$25.67	25.03	28.71	0.64	(3.04)
Tangible book value per common share	$16.40	15.73	19.33	0.67	(2.93)

Tangible stockholders’ equity of $1.816 billion at December 31, 2022 increased $73.6 million, or 4 percent, from the prior quarter which was primarily driven by earnings retention and the decrease in the unrealized loss on the available-for-sale (“AFS”) debt securities during the current quarter. Tangible stockholders’ equity decreased by $324 million from the prior year as a result of an increase in unrealized loss on the AFS debt securities which resulted from the significant increase in interest rates during the current year. Tangible book value per common share of $16.40 at the current quarter end increased $0.67 per share, or 4 percent, from the prior quarter. The tangible book value per common share decreased $2.93 per share, or 15 percent, from the prior year fourth quarter primarily as a result of the increase in the unrealized loss on AFS debt securities.

Cash Dividends
On November 16, 2022, the Company’s Board of Directors declared a quarterly cash dividend of $0.33 per share. The dividend was payable December 15, 2022 to shareholders of record on December 6, 2022. The dividend was the Company’s 151st consecutive regular dividend. Future cash dividends will depend on a variety of factors, including net income, capital, asset quality, general economic conditions and regulatory considerations.

Operating Results for Three Months Ended December 31, 2022
Compared to September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021
Income Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net interest income
Interest income	$225,085	214,402	199,637	190,516	192,825
Interest expense	21,026	9,075	6,199	4,961	5,203
Total net interest income	204,059	205,327	193,438	185,555	187,622
Non-interest income
Service charges and other fees	18,734	18,970	17,309	17,111	17,576
Miscellaneous loan fees and charges	3,905	4,040	3,850	3,555	3,745
Gain on sale of loans	2,175	3,846	4,996	9,015	11,431
Gain (loss) on sale of investments	519	(85)	(260)	446	(693)
Other income	3,150	3,635	2,385	3,436	2,303
Total non-interest income	28,483	30,406	28,280	33,563	34,362
Total income	232,542	235,733	221,718	219,118	221,984
Net interest margin (tax-equivalent)	3.30%	3.34%	3.23%	3.20%	3.21%

		$ Change from
(Dollars in thousands)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Net interest income
Interest income		$10,683	25,448	34,569	32,260
Interest expense		11,951	14,827	16,065	15,823
Total net interest income		(1,268)	10,621	18,504	16,437
Non-interest income
Service charges and other fees		(236)	1,425	1,623	1,158
Miscellaneous loan fees and charges		(135)	55	350	160
Gain on sale of loans		(1,671)	(2,821)	(6,840)	(9,256)
Gain (loss) on sale of investments		604	779	73	1,212
Other income		(485)	765	(286)	847
Total non-interest income		(1,923)	203	(5,080)	(5,879)
Total income		$(3,191)	10,824	13,424	10,558

Net Interest Income
The current quarter net interest income of $204 million decreased $1.3 million, or 1 percent, compared to the prior quarter and increased $16.4 million, or 9 percent, from the prior year fourth quarter. The current quarter interest income of $225 million increased $10.7 million, or 5 percent, over the prior quarter and was driven primarily by the increase in the loan portfolio and an increase in loan yields. The current quarter interest income increased $32.3 million, or 17 percent, over the prior year fourth quarter due to organic loan growth and increased loan yields, which more than offset the $8.5 million decrease in interest income from the PPP loans.

The current quarter interest expense of $21.0 million increased $12.0 million, or 132 percent, over the prior quarter and increased $15.8 million, or 304 percent, over the prior year fourth quarter primarily the result of an increase in borrowings to fund the Company’s loan growth and reduction in deposits. Core deposit cost (including non-interest bearing deposits) was 8 basis points for the current quarter compared to 6 basis points in the prior quarter and 7 basis points for the prior year fourth quarter. The total cost of funding (including non-interest bearing deposits) was 35 basis points in the current quarter compared to 15 basis points in the prior quarter and 9 basis points in the prior year fourth quarter which was the result of the increased borrowings and borrowing rates.

The Company’s net interest margin as a percentage of earning assets, on a tax-equivalent basis, for the current quarter was 3.30 percent compared to 3.34 percent in the prior quarter and 3.21 percent in the prior year fourth quarter. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 3.27 percent compared to 3.29 percent in the prior quarter and 3.04 percent in the prior year fourth quarter. The core net interest margin decreased 2 basis points in the current quarter as a result of increased borrowing costs. The core loan yield of 4.79 percent in the current quarter increased 19 basis points from the prior quarter core loan yield of 4.60 percent and increased 36 basis points from the prior year fourth quarter core loan yield of 4.43 percent. “The Bank divisions have been excellent in pricing loans at higher yields as interest rates have increased,” said Ron Copher, Chief Financial Officer.

Non-interest Income
Non-interest income for the current quarter totaled $28.5 million which was a decrease of $1.9 million, or 6 percent, over the prior quarter and a decrease of $5.9 million, or 17 percent, over the same quarter last year which was primarily driven by the decrease in gain on sale of residential loans. Gain on the sale of residential loans of $2.2 million for the current quarter decreased $1.7 million, or 43 percent, compared to the prior quarter and decreased $9.3 million, or 81 percent, from the prior year fourth quarter. The current quarter mortgage activity was lower than prior periods as a result of the continued reduction in residential purchase and refinance activity as mortgage rates continued to rise.

Non-interest Expense Summary

	Three Months ended
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Compensation and employee benefits	$79,814	80,612	79,803	79,074	77,703
Occupancy and equipment	10,734	10,797	10,766	10,964	11,259
Advertising and promotions	3,558	3,768	3,766	3,232	3,436
Data processing	8,079	7,716	7,553	7,475	7,468
Other real estate owned and foreclosed assets	5	66	6	—	34
Regulatory assessments and insurance	3,425	3,339	3,085	3,055	2,657
Core deposit intangibles amortization	2,664	2,665	2,665	2,664	2,807
Other expenses	20,700	21,097	21,877	23,844	28,683
Total non-interest expense	$128,979	130,060	129,521	130,308	134,047

		$ Change from
(Dollars in thousands)		Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Compensation and employee benefits		$(798)	11	740	2,111
Occupancy and equipment		(63)	(32)	(230)	(525)
Advertising and promotions		(210)	(208)	326	122
Data processing		363	526	604	611
Other real estate owned and foreclosed assets		(61)	(1)	5	(29)
Regulatory assessments and insurance		86	340	370	768
Core deposit intangibles amortization		(1)	(1)	—	(143)
Other expenses		(397)	(1,177)	(3,144)	(7,983)
Total non-interest expense		$(1,081)	(542)	(1,329)	(5,068)

Total non-interest expense of $129 million for the current quarter decreased $1.1 million, or 1 percent, over the prior quarter. Excluding a current quarter $2.5 million gain on the sale of former branch buildings included in other expenses, total non-interest expense was $131 million for the current quarter which increased $1.1 million or 1 percent, over the prior quarter which was driven by several miscellaneous category increases.

Total non-interest expense for the current quarter decreased $5.1 million, or 4 percent over the prior year fourth quarter. Compensation and employee benefit expense of $79.8 million increased $2.1 million, or 3 percent, over the prior year fourth quarter primarily from annual salary increases and benefit adjustments which more than offset the decrease in commission expense resulting from the slowing of mortgage loan sales. Other expense of $20.7 million for the current quarter decreased $8.0 million or 28 percent from the prior year fourth quarter and was the result of the decrease in acquisition-related expenses and the current quarter gain on the sale of the former branch buildings. Acquisition-related expenses was $804 thousand in the current quarter compared to $892 thousand in the prior quarter and $8.2 million in the prior year fourth quarter.

Federal and State Income Tax Expense
Tax expense during the fourth quarter of 2022 was $17.8 million, a decrease of $232 thousand, or 1 percent, compared to the prior quarter and an increase of $8.5 million, or 92 percent, from the prior year fourth quarter. The effective tax rate in the current quarter was 18.2 percent compared to 18.5 percent in the prior quarter and 15.5 percent in the prior year fourth quarter.

Efficiency Ratio
The efficiency ratio was 53.18 percent in the current quarter compared to 52.76 percent in the prior quarter and 57.68 percent in the prior year fourth quarter. Excluding acquisition-related expenses, the efficiency ratio would have been 52.84 percent in the current quarter compared to 52.39 percent in the prior quarter and 54.09 percent in the prior year fourth quarter.

Operating Results for Year Ended December 31, 2022
Compared to December 31, 2021

Income Summary

	Year ended
(Dollars in thousands)	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net interest income
Interest income	$829,640	$681,074	$148,566	22%
Interest expense	41,261	18,558	22,703	122%
Total net interest income	788,379	662,516	125,863	19%
Non-interest income
Service charges and other fees	72,124	59,317	12,807	22%
Miscellaneous loan fees and charges	15,350	12,038	3,312	28%
Gain on sale of loans	20,032	63,063	(43,031)	(68)%
Gain on sale of investments	620	(638)	1,258	(197)%
Other income	12,606	11,040	1,566	14%
Total non-interest income	120,732	144,820	(24,088)	(17)%
Total Income	$909,111	$807,336	$101,775	13%
Net interest margin (tax-equivalent)	3.27%	3.42%

Net Interest Income
Net-interest income of $788 million for 2022 increased $126 million, or 19 percent, over 2021. Interest income of $830 million for the current year increased $149 million, or 22 percent, from the prior year and was primarily attributable to the acquisition of Alta and organic loan growth.

Interest expense of $41.3 million for 2022 increased $22.7 million, or 122 percent over the prior year and was the result of increased borrowings and higher interest rates. Core deposit cost (including non-interest bearing deposits) was 7 basis points for both 2022 and 2021. The total funding cost (including non-interest bearing deposits) for 2022 was 18 basis points, which increased 8 basis points compared to 10 basis points in 2021 driven by the increased borrowing rates.

The net interest margin as a percentage of earning assets, on a tax-equivalent basis, during 2022 was 3.27 percent, a 15 basis points decrease from the net interest margin of 3.42 percent for the same period in the prior year. The core net interest margin, excluding discount accretion, the impact from non-accrual interest and the impact from the PPP loans, was 3.20 percent which was a 4 basis point decrease from the core margin of 3.24 percent in the prior year.

Non-interest Income
Non-interest income of $120.7 million for 2022 decreased $24.1 million, or 17 percent, over the same period last year and was principally due to the $43.0 million, or 68 percent, decrease in gain on sale of residential loans. Service charges and other fees of $72.1 million for 2022 increased $12.8 million, or 22 percent, from the prior year same period as a result of additional fees from increased customer accounts, transaction activity and the acquisition of Alta. Miscellaneous loan fees and charges increased $3.3 million, or 28 percent, primarily driven by increases in credit card interchange fees due to increased activity and the acquisition of Alta.

Non-interest Expense Summary

	Year ended
(Dollars in thousands)	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Compensation and employee benefits	$319,303	$270,644	$48,659	18%
Occupancy and equipment	43,261	39,394	3,867	10%
Advertising and promotions	14,324	11,949	2,375	20%
Data processing	30,823	23,470	7,353	31%
Other real estate owned and foreclosed assets	77	236	(159)	(67)%
Regulatory assessments and insurance	12,904	8,249	4,655	56%
Core deposit intangibles amortization	10,658	10,271	387	4%
Other expenses	87,518	70,609	16,909	24%
Total non-interest expense	$518,868	$434,822	$84,046	19%

Total non-interest expense of $519 million for 2022 increased $84.0 million, or 19 percent, over the prior year and was primarily driven by the increased costs from the acquisition of Alta. Total non-interest expense for Altabank division in 2022 was $75.5 million, an increase of $56.7 million over prior year non-interest expense of $18.9 million as a result of the acquisition occurring in the fourth quarter of 2021. Excluding the increase from the Altabank division, compensation and employee benefits increased $22.0 million, or 8 percent, over the prior year which was driven by annual salary increases and a reduction in deferred compensation from loan originations which more than offset the decrease in commission expense resulting from the slowing of mortgage loan sales. Data processing expense of $30.8 million for 2022, increased $7.4 million, or 31 percent, and was driven by increases from the Altabank division and expenses associated with technology infrastructure improvements. Other expenses of $87.5 million for 2022, increased $16.9 million, or 24 percent, from the prior year which was driven by increased costs from the Altabank division, general operating cost increases, and outside services associated with technology infrastructure improvements. Acquisition-related expenses were $10.0 million in the current year compared to $9.8 million in the prior year.

Provision for Credit Losses
The provision for credit loss expense was $19.9 million for 2022, including provision for credit loss expense of $17.4 million on the loan portfolio and credit loss expense of $2.5 million on unfunded loan commitments. The prior year credit loss expense of $16.4 million on the loan portfolio included $18.1 million of provision for credit loss from the acquisition of Alta to fully fund an allowance for credit losses post-acquisition. Excluding the impact from the acquisition of Alta, the provision for credit loss expense of $17.4 million on the loan portfolio in the current year increased $19.1 million over the prior year which was primarily attributable to organic loan growth during the current year. Net charge-offs during the current year were $7.8 million compared to $2.3 million during the prior year.

Federal and State Income Tax Expense
Tax expense of $67.1 million for 2022 increased $2.4 million, or 4 percent, over the prior year. The effective tax rate for 2022 was 18.1 percent compared to 18.5 percent in the prior year.

Efficiency Ratio
The efficiency ratio was 54.64 percent for 2022 compared to 51.35 percent for last year. Excluding the impact from the PPP loans and acquisition related expenses, the efficiency ratio was 53.88 percent in 2022 compared to 53.07 percent in 2021.

Forward-Looking Statements
This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions that are not historical facts, and other statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “should,” “projects,” “seeks,” “estimates” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are based on current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results (express or implied) or other expectations in the forward-looking statements, including those set forth in this news release:

•the risks associated with lending and potential adverse changes in the credit quality of loans in the Company’s portfolio;
•changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve System or the Federal Reserve Board, which could adversely affect the Company’s net interest income and margin, overall profitability, and stockholders’ equity;
•legislative or regulatory changes, as well as increased banking and consumer protection regulation, that may adversely affect the Company’s business;
•ability to complete pending or prospective future acquisitions;
•costs or difficulties related to the completion and integration of acquisitions;
•the goodwill the Company has recorded in connection with acquisitions could become impaired, which may have an adverse impact on earnings and capital;
•reduced demand for banking products and services;
•the reputation of banks and the financial services industry could deteriorate, which could adversely affect the Company's ability to obtain and maintain customers;
•competition among financial institutions in the Company's markets may increase significantly;
•the risks presented by continued public stock market volatility, which could adversely affect the market price of the Company’s common stock and the ability to raise additional capital or grow the Company through acquisitions;
•the projected business and profitability of an expansion or the opening of a new branch could be lower than expected;
•consolidation in the financial services industry in the Company’s markets resulting in the creation of larger financial institutions who may have greater resources could change the competitive landscape;
•dependence on the Chief Executive Officer, the senior management team and the Presidents of Glacier Bank divisions;
•material failure, potential interruption or breach in security of the Company’s systems and technological changes which could expose us to new risks (e.g., cybersecurity), fraud or system failures;
•natural disasters, including fires, floods, earthquakes, and other unexpected events;
•the Company’s success in managing risks involved in the foregoing;
•the effects from military action in Ukraine, including the broader impacts to financial markets and economic conditions; and

•the effects of any reputational damage to the Company resulting from any of the foregoing.

The Company does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that actual results are likely to differ materially from those expressed in such forward-looking statement.

Conference Call Information
A conference call for investors is scheduled for 11:00 a.m. Eastern Time on Friday, January 27, 2023. Investors who would like to join the call may now register by following this link to obtain dial-in instructions: https://register.vevent.com/register/BIc0df24de0cb44359909dc4a7bbc51bb5. To participate on the webcast, log on to: https://edge.media-server.com/mmc/p/2jvw627b. If you are unable to participate during the live webcast, the call will be archived on our website, www.glacierbancorp.com.

About Glacier Bancorp, Inc.
Glacier Bancorp, Inc. (NYSE: GBCI), a member of the Russell 2000® and the S&P MidCap 400® indices, is the parent company for Glacier Bank and its Bank divisions located across its eight state Western U.S. footprint: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Financial Condition

(Dollars in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Assets
Cash on hand and in banks	$300,194	260,456	198,087
Interest bearing cash deposits	101,801	164,756	239,599
Cash and cash equivalents	401,995	425,212	437,686
Debt securities, available-for-sale	5,307,307	5,755,076	9,170,849
Debt securities, held-to-maturity	3,715,052	3,756,634	1,199,164
Total debt securities	9,022,359	9,511,710	10,370,013
Loans held for sale, at fair value	12,314	21,720	60,797
Loans receivable	15,246,812	14,851,233	13,432,031
Allowance for credit losses	(182,283)	(178,191)	(172,665)
Loans receivable, net	15,064,529	14,673,042	13,259,366
Premises and equipment, net	398,100	395,639	372,597
Other real estate owned and foreclosed assets	32	42	18
Accrued interest receivable	83,538	93,300	76,673
Deferred tax asset	193,187	204,351	27,693
Core deposit intangible, net	41,601	44,265	52,259
Goodwill	985,393	985,393	985,393
Non-marketable equity securities	82,015	38,215	10,020
Bank-owned life insurance	169,068	168,187	167,671
Other assets	181,244	171,878	120,459
Total assets	$26,635,375	26,732,954	25,940,645
Liabilities
Non-interest bearing deposits	$7,690,751	8,294,363	7,779,288
Interest bearing deposits	12,915,804	13,585,279	13,557,961
Securities sold under agreements to repurchase	945,916	887,483	1,020,794
FHLB advances	1,800,000	705,000	—
Other borrowed funds	77,293	77,671	44,094
Subordinated debentures	132,782	132,742	132,620
Accrued interest payable	4,331	2,740	2,409
Other liabilities	225,193	275,319	225,857
Total liabilities	23,792,070	23,960,597	22,763,023
Commitments and Contingent Liabilities	—	—	—
Stockholders’ Equity
Preferred shares, $0.01 par value per share, 1,000,000 shares authorized, none issued or outstanding	—	—	—
Common stock, $0.01 par value per share, 234,000,000 and 117,187,500 shares authorized at December 31, 2022, and December 31, 2021, respectively	1,108	1,108	1,107
Paid-in capital	2,344,005	2,342,452	2,338,814
Retained earnings - substantially restricted	966,984	923,945	810,342
Accumulated other comprehensive (loss) income	(468,792)	(495,148)	27,359
Total stockholders’ equity	2,843,305	2,772,357	3,177,622
Total liabilities and stockholders’ equity	$26,635,375	26,732,954	25,940,645

Glacier Bancorp, Inc.
Unaudited Condensed Consolidated Statements of Operations

	Three Months ended			Year ended
(Dollars in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest Income
Investment securities	$43,818	43,722	35,711	169,035	122,099
Residential real estate loans	14,964	13,738	13,728	57,243	43,300
Commercial loans	150,462	142,692	131,158	548,969	471,061
Consumer and other loans	15,841	14,250	12,228	54,393	44,614
Total interest income	225,085	214,402	192,825	829,640	681,074
Interest Expense
Deposits	4,642	3,279	3,708	14,526	12,135
Securities sold under agreements to repurchase	1,765	675	467	3,200	2,303
Federal Home Loan Bank advances	12,689	3,318	—	17,317	—
Other borrowed funds	464	380	184	1,329	713
Subordinated debentures	1,466	1,423	844	4,889	3,407
Total interest expense	21,026	9,075	5,203	41,261	18,558
Net Interest Income	204,059	205,327	187,622	788,379	662,516
Provision for credit losses	6,124	8,341	27,956	19,963	23,076
Net interest income after provision for credit losses	197,935	196,986	159,666	768,416	639,440
Non-Interest Income
Service charges and other fees	18,734	18,970	17,576	72,124	59,317
Miscellaneous loan fees and charges	3,905	4,040	3,745	15,350	12,038
Gain on sale of loans	2,175	3,846	11,431	20,032	63,063
Gain (loss) on sale of debt securities	519	(85)	(693)	620	(638)
Other income	3,150	3,635	2,303	12,606	11,040
Total non-interest income	28,483	30,406	34,362	120,732	144,820
Non-Interest Expense
Compensation and employee benefits	79,814	80,612	77,703	319,303	270,644
Occupancy and equipment	10,734	10,797	11,259	43,261	39,394
Advertising and promotions	3,558	3,768	3,436	14,324	11,949
Data processing	8,079	7,716	7,468	30,823	23,470
Other real estate owned and foreclosed assets	5	66	34	77	236
Regulatory assessments and insurance	3,425	3,339	2,657	12,904	8,249
Core deposit intangibles amortization	2,664	2,665	2,807	10,658	10,271
Other expenses	20,700	21,097	28,683	87,518	70,609
Total non-interest expense	128,979	130,060	134,047	518,868	434,822
Income Before Income Taxes	97,439	97,332	59,981	370,280	349,438
Federal and state income tax expense	17,762	17,994	9,272	67,078	64,681
Net Income	$79,677	79,338	50,709	303,202	284,757

Glacier Bancorp, Inc.
Average Balance Sheets

	Three Months ended
	December 31, 2022			September 30, 2022
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,424,550	$14,964	4.20%	$1,338,606	$13,738	4.11%
Commercial loans [1]	12,419,414	152,169	4.86%	12,146,551	144,357	4.72%
Consumer and other loans	1,183,727	15,841	5.31%	1,156,305	14,250	4.89%
Total loans [2]	15,027,691	182,974	4.83%	14,641,462	172,345	4.67%
Tax-exempt debt securities [3]	1,960,007	17,877	3.65%	2,000,404	18,484	3.70%
Taxable debt securities [4]	8,200,203	29,717	1.45%	8,426,933	29,297	1.39%
Total earning assets	25,187,901	230,568	3.63%	25,068,799	220,126	3.48%
Goodwill and intangibles	1,028,277			1,030,961
Non-earning assets	436,260			604,754
Total assets	$26,652,438			$26,704,514
Liabilities
Non-interest bearing deposits	$8,010,053	$—	—%	$8,158,207	$—	—%
NOW and DDA accounts	5,388,062	1,077	0.08%	5,473,458	794	0.06%
Savings accounts	3,255,091	355	0.04%	3,319,167	260	0.03%
Money market deposit accounts	3,679,866	2,168	0.23%	3,999,758	1,483	0.15%
Certificate accounts	882,490	834	0.37%	940,507	722	0.30%
Total core deposits	21,215,562	4,434	0.08%	21,891,097	3,259	0.06%
Wholesale deposits [5]	22,462	208	3.69%	3,946	20	2.05%
Repurchase agreements	873,819	1,765	0.80%	917,104	675	0.29%
FHLB advances	1,291,087	12,689	3.85%	541,630	3,318	2.40%
Subordinated debentures and other borrowed funds	211,953	1,930	3.61%	202,383	1,803	3.54%
Total funding liabilities	23,614,883	21,026	0.35%	23,556,160	9,075	0.15%
Other liabilities	252,298			261,735
Total liabilities	23,867,181			23,817,895
Stockholders’ Equity
Common stock	1,108			1,108
Paid-in capital	2,343,157			2,341,648
Retained earnings	946,195			920,372
Accumulated other comprehensive (loss) income	(505,203)			(376,509)
Total stockholders’ equity	2,785,257			2,886,619
Total liabilities and stockholders’ equity	$26,652,438			$26,704,514
Net interest income (tax-equivalent)		$209,542			$211,051
Net interest spread (tax-equivalent)			3.28%			3.33%
Net interest margin (tax-equivalent)			3.30%			3.34%
______________________________
1 Includes tax effect of $1.7 million and $1.7 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2022 and September 30, 2022, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.6 million and $3.8 million on tax-exempt debt securities income for the three months ended December 31, 2022 and September 30, 2022, respectively.
4 Includes tax effect of $225 thousand and $225 thousand on federal income tax credits for the three months ended December 31, 2022 and September 30, 2022, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Three Months ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,424,550	$14,964	4.20%	$1,104,232	$13,728	4.97%
Commercial loans [1]	12,419,414	152,169	4.86%	11,184,129	132,561	4.70%
Consumer and other loans	1,183,727	15,841	5.31%	1,082,341	12,228	4.48%
Total loans [2]	15,027,691	182,974	4.83%	13,370,702	158,517	4.70%
Tax-exempt debt securities [3]	1,960,007	17,877	3.65%	1,693,761	15,552	3.67%
Taxable debt securities [4]	8,200,203	29,717	1.45%	8,709,938	23,555	1.08%
Total earning assets	25,187,901	230,568	3.63%	23,774,401	197,624	3.30%
Goodwill and intangibles	1,028,277			1,031,002
Non-earning assets	436,260			950,923
Total assets	$26,652,438			$25,756,326
Liabilities
Non-interest bearing deposits	$8,010,053	$—	—%	$7,955,888	$—	—%
NOW and DDA accounts	5,388,062	1,077	0.08%	5,120,484	970	0.08%
Savings accounts	3,255,091	355	0.04%	3,133,654	346	0.04%
Money market deposit accounts	3,679,866	2,168	0.23%	3,883,818	1,374	0.14%
Certificate accounts	882,490	834	0.37%	1,051,787	1,004	0.38%
Total core deposits	21,215,562	4,434	0.08%	21,145,631	3,694	0.07%
Wholesale deposits [5]	22,462	208	3.69%	26,104	14	0.21%
Repurchase agreements	873,819	1,765	0.80%	1,015,369	467	0.18%
FHLB advances	1,291,087	12,689	3.85%	—	—	—%
Subordinated debentures and other borrowed funds	211,953	1,930	3.61%	167,545	1,028	2.43%
Total funding liabilities	23,614,883	21,026	0.35%	22,354,649	5,203	0.09%
Other liabilities	252,298			199,207
Total liabilities	23,867,181			22,553,856
Stockholders’ Equity
Common stock	1,108			1,107
Paid-in capital	2,343,157			2,338,013
Retained earnings	946,195			815,726
Accumulated other comprehensive (loss) income	(505,203)			47,624
Total stockholders’ equity	2,785,257			3,202,470
Total liabilities and stockholders’ equity	$26,652,438			$25,756,326
Net interest income (tax-equivalent)		$209,542			$192,421
Net interest spread (tax-equivalent)			3.28%			3.21%
Net interest margin (tax-equivalent)			3.30%			3.21%
______________________________
1 Includes tax effect of $1.7 million and $1.4 million on tax-exempt municipal loan and lease income for the three months ended December 31, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $3.6 million and $3.2 million on tax-exempt debt securities income for the three months ended December 31, 2022 and 2021, respectively.
4 Includes tax effect of $225 thousand and $225 thousand on federal income tax credits for the three months ended December 31, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Average Balance Sheets (continued)

	Year ended
	December 31, 2022			December 31, 2021
(Dollars in thousands)	Average Balance	Interest & Dividends	Average Yield/ Rate	Average Balance	Interest & Dividends	Average Yield/ Rate
Assets
Residential real estate loans	$1,284,029	$57,243	4.46%	$910,300	$43,300	4.76%
Commercial loans [1]	11,902,971	555,244	4.66%	9,900,056	476,678	4.81%
Consumer and other loans	1,131,000	54,393	4.81%	993,082	44,614	4.49%
Total loans [2]	14,318,000	666,880	4.66%	11,803,438	564,592	4.78%
Tax-exempt debt securities [3]	1,916,731	70,438	3.67%	1,584,313	59,713	3.77%
Taxable debt securities [4]	8,546,792	113,952	1.33%	6,512,202	75,553	1.16%
Total earning assets	24,781,523	851,270	3.44%	19,899,953	699,858	3.52%
Goodwill and intangibles	1,032,263			683,000
Non-earning assets	603,401			850,742
Total assets	$26,417,187			$21,433,695
Liabilities
Non-interest bearing deposits	$8,005,821	$—	—%	$6,544,843	$—	—%
NOW and DDA accounts	5,387,277	3,439	0.06%	4,325,071	2,737	0.06%
Savings accounts	3,270,799	1,191	0.04%	2,493,174	771	0.03%
Money market deposit accounts	3,926,737	6,401	0.16%	3,144,507	3,914	0.12%
Certificate accounts	955,829	3,249	0.34%	976,894	4,643	0.48%
Total core deposits	21,546,463	14,280	0.07%	17,484,489	12,065	0.07%
Wholesale deposits [5]	11,862	246	2.07%	31,103	70	0.22%
Repurchase agreements	920,955	3,200	0.35%	994,968	2,302	0.23%
FHLB advances	584,562	17,317	2.92%	—	—	—%
Subordinated debentures and other borrowed funds	196,139	6,218	3.17%	166,386	4,121	2.48%
Total funding liabilities	23,259,981	41,261	0.18%	18,676,946	18,558	0.10%
Other liabilities	249,832			186,068
Total liabilities	23,509,813			18,863,014
Stockholders’ Equity
Common stock	1,107			993
Paid-in capital	2,340,952			1,708,271
Retained earnings	897,587			772,300
Accumulated other comprehensive income	(332,272)			89,117
Total stockholders’ equity	2,907,374			2,570,681
Total liabilities and stockholders’ equity	$26,417,187			$21,433,695
Net interest income (tax-equivalent)		$810,009			$681,300
Net interest spread (tax-equivalent)			3.26%			3.42%
Net interest margin (tax-equivalent)			3.27%			3.42%
______________________________
1 Includes tax effect of $6.3 million and $5.6 million on tax-exempt municipal loan and lease income for the nine months ended December 31, 2022 and 2021, respectively.
2 Total loans are gross of the allowance for credit losses, net of unearned income and include loans held for sale. Non-accrual loans were included in the average volume for the entire period.
3 Includes tax effect of $14.5 million and $12.2 million on tax-exempt debt securities income for the nine months ended December 31, 2022 and 2021, respectively.
4 Includes tax effect of $901 thousand and $990 thousand on federal income tax credits for the nine months ended December 31, 2022 and 2021, respectively.
5 Wholesale deposits include brokered deposits classified as NOW, DDA, money market deposit and certificate accounts with contractual maturities.

Glacier Bancorp, Inc.
Loan Portfolio by Regulatory Classification

	Loans Receivable, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022	Dec 31, 2021
Custom and owner occupied construction	$298,461	$288,977	$263,758	3%	13%
Pre-sold and spec construction	297,895	291,146	257,568	2%	16%
Total residential construction	596,356	580,123	521,326	3%	14%
Land development	219,842	217,878	185,200	1%	19%
Consumer land or lots	206,604	204,241	173,305	1%	19%
Unimproved land	104,662	101,684	81,064	3%	29%
Developed lots for operative builders	60,987	62,800	41,840	(3)%	46%
Commercial lots	93,952	94,395	99,418	—%	(5)%
Other construction	938,406	893,846	762,970	5%	23%
Total land, lot, and other construction	1,624,453	1,574,844	1,343,797	3%	21%
Owner occupied	2,833,469	2,811,614	2,645,841	1%	7%
Non-owner occupied	3,531,673	3,448,044	3,056,658	2%	16%
Total commercial real estate	6,365,142	6,259,658	5,702,499	2%	12%
Commercial and industrial	1,377,888	1,308,272	1,463,022	5%	(6)%
Agriculture	735,553	770,282	751,185	(5)%	(2)%
1st lien	1,808,502	1,738,151	1,393,267	4%	30%
Junior lien	40,445	36,677	34,830	10%	16%
Total 1-4 family	1,848,947	1,774,828	1,428,097	4%	29%
Multifamily residential	622,185	574,366	545,001	8%	14%
Home equity lines of credit	872,899	841,143	761,990	4%	15%
Other consumer	220,035	219,036	207,513	—%	6%
Total consumer	1,092,934	1,060,179	969,503	3%	13%
States and political subdivisions	797,656	776,875	615,251	3%	30%
Other	198,012	193,526	153,147	2%	29%
Total loans receivable, including loans held for sale	15,259,126	14,872,953	13,492,828	3%	13%
Less loans held for sale [1]	(12,314)	(21,720)	(60,797)	(43)%	(80)%
Total loans receivable	$15,246,812	$14,851,233	$13,432,031	3%	14%
______________________________
1 Loans held for sale are primarily 1st lien 1-4 family loans.

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification

	Non-performing Assets, by Loan Type			Non- Accrual Loans	Accruing Loans 90 Days or More Past Due	Other real estate owned and foreclosed assets
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2022	Dec 31, 2022
Custom and owner occupied construction	$224	227	237	224	—	—
Pre-sold and spec construction	389	1,016	—	389	—	—
Total residential construction	613	1,243	237	613	—	—
Land development	138	149	250	138	—	—
Consumer land or lots	278	285	309	145	133	—
Unimproved land	78	94	124	78	—	—
Developed lots for operative builders	251	255	—	251	—	—
Other construction	12,884	12,884	12,884	12,884	—	—
Total land, lot and other construction	13,629	13,667	13,567	13,496	133	—
Owner occupied	2,076	2,687	3,918	1,763	313	—
Non-owner occupied	805	820	6,063	805	—	—
Total commercial real estate	2,881	3,507	9,981	2,568	313	—
Commercial and Industrial	3,326	3,453	3,066	2,760	542	24
Agriculture	2,574	4,102	29,151	2,574	—	—
1st lien	2,678	2,149	2,870	2,444	234	—
Junior lien	166	139	136	159	7	—
Total 1-4 family	2,844	2,288	3,006	2,603	241	—
Multifamily residential	4,535	4,635	6,548	4,535	—	—
Home equity lines of credit	1,393	1,550	1,563	1,255	138	—
Other consumer	911	555	460	747	156	8
Total consumer	2,304	2,105	2,023	2,002	294	8
Other	36	59	112	—	36	—
Total	$32,742	35,059	67,691	31,151	1,559	32

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Accruing 30-89 Days Delinquent Loans, by Loan Type			% Change from
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Sep 30, 2022	Dec 31, 2021
Custom and owner occupied construction	$1,082	$427	$1,243	153%	(13)%
Pre-sold and spec construction	1,712	—	443	n/m	286%
Total residential construction	2,794	427	1,686	554%	66%
Land development	—	596	—	(100)%	n/m
Consumer land or lots	442	—	149	n/m	197%
Unimproved land	120	36	305	233%	(61)%
Developed lots for operative builders	958	30	—	3,093%	n/m
Commercial lots	47	2,158	—	(98)%	n/m
Other construction	209	—	30,788	n/m	(99)%
Total land, lot and other construction	1,776	2,820	31,242	(37)%	(94)%
Owner occupied	3,478	527	1,739	560%	100%
Non-owner occupied	496	—	1,558	n/m	(68)%
Total commercial real estate	3,974	527	3,297	654%	21%
Commercial and industrial	3,439	2,087	4,732	65%	(27)%
Agriculture	1,367	641	459	113%	198%
1st lien	2,174	761	2,197	186%	(1)%
Junior lien	190	72	87	164%	118%
Total 1-4 family	2,364	833	2,284	184%	4%
Multifamily Residential	492	—	—	n/m	n/m
Home equity lines of credit	1,182	1,004	1,994	18%	(41)%
Other consumer	1,824	1,089	1,681	67%	9%
Total consumer	3,006	2,093	3,675	44%	(18)%
States and political subdivisions	28	—	1,733	n/m	(98)%
Other	1,727	1,494	1,458	16%	18%
Total	$20,967	$10,922	$50,566	92%	(59)%
______________________________
n/m - not measurable

Glacier Bancorp, Inc.
Credit Quality Summary by Regulatory Classification (continued)

	Net Charge-Offs (Recoveries), Year-to-Date Period Ending, By Loan Type			Charge-Offs	Recoveries
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2022
Custom and owner occupied construction	$17	17	—	17	—
Pre-sold and spec construction	(15)	(12)	(15)	—	15
Total residential construction	2	5	(15)	17	15
Land development	(34)	(24)	(233)	—	34
Consumer land or lots	(46)	(46)	(165)	—	46
Unimproved land	—	—	(241)	—	—
Total land, lot and other construction	(80)	(70)	(639)	—	80
Owner occupied	555	229	(423)	1,968	1,413
Non-owner occupied	(242)	(4)	(357)	—	242
Total commercial real estate	313	225	(780)	1,968	1,655
Commercial and industrial	(70)	395	41	1,659	1,729
Agriculture	(7)	(5)	(20)	—	7
1st lien	(109)	(99)	(331)	—	109
Junior lien	(302)	(303)	(650)	6	308
Total 1-4 family	(411)	(402)	(981)	6	417
Multifamily residential	136	—	(40)	203	67
Home equity lines of credit	(91)	(98)	(621)	85	176
Other consumer	451	257	236	658	207
Total consumer	360	159	(385)	743	383
Other	7,572	5,540	5,148	10,374	2,802
Total	$7,815	5,847	2,329	14,970	7,155

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